EXHIBIT 99(e)

   CABLEVISION INDUSTRIES LIMITED PARTNERSHIP AND COMBINED ENTITIES
                       COMBINED BALANCE SHEETS
                    (All dollar amounts in 000's)


                                                March 31,     December 31,
                                                   1995           1994
                                                ----------    ------------
         ASSETS                                (Unaudited)

Cash and cash equivalents                       $   4,146      $   1,455
Subscriber receivables, net of allowance for
  doubtful accounts of $197 and $205                2,852          2,854
Prepaid expenses and other assets                   7,523          3,413

Investment in cable television systems:
  Property, plant and equipment, at cost          177,771        176,915
  Less - accumulated depreciation                (113,833)      (111,476)
                                                ----------     ---------
                                                   63,938         65,439

  Franchising costs, net                           18,993         20,250

  Intangible assets, net                           12,615         13,130
                                                ----------     ---------

     Total investment in cable television
     systems                                       95,546         98,819
                                                ----------     ---------

                                                $ 110,067      $ 106,541
                                                ==========     =========


  LIABILITIES AND STOCKHOLDER'S AND PARTNERS' DEFICIT

Senior bank debt                                $ 173,420      $ 173,420
Senior subordinated bank debt                      53,019         53,690
Senior unsecured subordinated debt -
  Series A Notes                                      672            564
Senior unsecured subordinated debt -
  Series B Notes                                    5,000          5,000
Accounts payable and accrued expenses              14,688         14,288
Subscriber advance payments and deposits            2,074          2,970
Management fee payable                              9,681          8,565
Commitments and contingencies

Stockholder's and partners' deficit:
  Common stock                                          3              3
  Additional paid-in capital                       10,053         10,053
  Accumulated deficit                             (13,836)       (15,640)
  Partners' deficit                              (144,707)      (146,372)
                                                ----------     ----------

     Total stockholder's and partners'
     deficit                                     (148,487)      (151,956)
                                                ----------     ----------

                                                $ 110,067      $ 106,541
                                                ==========     =========


       The accompanying notes to combined financial statements are an integral part of these balance sheets.

              CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                        AND COMBINED ENTITIES
              COMBINED STATEMENTS OF OPERATIONS (NOTE 1)
                    (All dollar amounts in 000's)
                             (Unaudited)

                                                            Three Months ended
                                                                  March 31,
                                                             -----------------
                                                            1995           1994
                                                            ----           ----
Revenues                                                  22,311         21,816
                                                          ------         ------
Costs and expenses:
  Service costs                                            6,868          6,630
  Selling, general and administrative expenses             3,903          3,836
  Management fee expense                                   1,116          1,078
  Depreciation and amortization                            5,758          6,197
                                                          ------         ------
                                                          17,645         17,741
                                                          ------         ------
Operating income                                           4,666          4,075

Gain on sale of assets                                    (2,747)           -
                                                          -------        ------
Interest expense:
  Bank debt, net                                           3,836          3,827
  Unsecured subordinated debt and other                      108             70
                                                          -------        ------
                                                           3,944          3,897
                                                          -------        ------
Net income                                               $ 3,469         $  178
                                                          =======        ======







       The accompanying notes to combined financial statements are an integral part of these statements.

              CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                        AND COMBINED ENTITIES
         COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S AND
                      PARTNERS'DEFICIT (NOTE 1)
                    (All dollar amounts in 000's)
                             (Unaudited)


                                                 Accumulated         Partners'
                                                    Deficit           Deficit
                                                 -----------        -----------
BALANCE, December 31, 1994                       $(15,640)          $(146,372)

     Net income                                     1,804               1,665
                                                  ----------         ----------
BALANCE, March 31,1995                           $(13,836)          $(144,707)
                                                  ==========         ==========







       The accompanying notes to combined financial statements are an integral part of these statements.

              CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                        AND COMBINED ENTITIES
              COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
                    (All dollar amounts in 000's)
                             (Unaudited)

                                                     Three Months Ended
                                                         March 31,
                                                      ------------------
                                                      1995           1994
                                                      ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                       $ 3,469          $178
   Adjustments to reconcile net income to
   net cash flows from operating activities:
      Depreciation and amortization                   5,758         6,197
      Net increase in subscriber receivables,
         prepaid expenses and other assets,
         accounts payable and accrued expenses,
         subscriber advance payments and deposits
         and management fee payable                  (3,488)       (1,155)
                                                    --------       -------
   Net cash flows from operating activities           5,739         5,220
                                                    --------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in cable television systems            (4,104)       (1,063)
   Sale of cable television assets                    1,682            -
                                                    --------       -------
      Net cash flows from investing activities       (2,422)       (1,063)
                                                    --------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of senior bank debt                        -          (4,320)
   Repayment of senior subordinated bank debt          (671)           -
   Increase in senior unsecured subordinated
     debt - Series A Notes                              108            70
   Other                                                (63)          (63)
                                                   ---------      --------
     Net cash flows from financing activities          (626)       (4,313)
                                                   ---------       --------
     Net increase (decrease) in cash                  2,691          (156)

CASH AND CASH EQUIVALENTS, beginning of year          1,455        13,894
                                                   --------        --------
CASH AND CASH EQUIVALENTS, end of period            $ 4,146       $13,738
                                                   ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest on bank debt
    (net of amount capitalized)                      $4,344        $4,231





       The accompanying notes to combined financial statements are an integral part of these statements.

              CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                        AND COMBINED ENTITIES
                NOTES TO COMBINED FINANCIAL STATEMENTS
                    (All dollar amounts in 000's)
                             (Unaudited)

(1)  Basis of Preparation of Combined Financial Statements

          The accompanying combined financial statements include the accounts of Cablevision Industries Limited Partnership ("CILP"), Cablevision Industries of Tennessee L.P. ("TLP"), Cablevision Industries of Florida, Inc. ("CIF"), Cablevision Industries of Middle Florida, Inc. ("CIMF"), Cablevision of Fairhaven/Acushnet ("CFA"), a partnership, and Cablevision Industries of Saratoga Associates ("CISA"), a partnership, collectively referred to as the "Company." All of the stock and partnerships' interest of the Company are owned directly or indirectly by one individual (the "Owner"). The accompanying combined financial statements have been prepared to comply with the terms of bank credit agreements referred to in Note 4. All significant intercompany accounts and transactions related to these entities have been eliminated in the combined financial statements.

(2) Responsibility for Interim Financial Statements

          The financial statements as of March 31, 1995 and 1994 are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the results for the periods presented. The interim financial statements should be read in conjunction with the Combined Financial Statements and Notes for the fiscal year ended December 31, 1994. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ended December 31, 1995.

(3) Bank Debt

     (a) The Company had $173,420 outstanding at March 31, 1995 and December 31, 1994, under a senior credit agreement (the "Senior Agreement") with a group of banks. The outstanding loans on March 31, 1995 are being repaid in 18 remaining consecutive quarterly installments, ranging from 2.75% to 6.0% of the principal outstanding on December 31, 1992. The Senior Agreement also provides for mandatory prepayments from excess cash flow, as defined.

          The Company has the option of paying interest at the prime rate, the Eurodollar rate, or the CD rate, plus a margin which is based on the attainment of certain financial ratios. The effective interest rate at March 31, 1995 and 1994 was 6.88% and 4.44%, respectively, before giving effect to interest rate exchange agreements discussed below. The applicable margins for the respective borrowing rate options have the following ranges:

                              Interest Rate Option            Margin Range
                              --------------------            ------------
                              Prime rate                      0% to 5/8%
                              Eurodollar rate                 3/4% to 1-1/2%
                              CD rate                         7/8% to 1-5/8%

     (b) The Company had $53,019 and $53,690 outstanding at March 31, 1995 and December 31, 1994, respectively, under a subordinated credit agreement (the "Subordinated Agreement") with a group of banks. The outstanding loans on March 31, 1995 will be repaid in 21 remaining consecutive quarterly installments ranging from 1.25% to 10.0% of the principal. The Subordinated Agreement also provides for mandatory prepayments from excess cash flow, as defined.

          The Company has the option of paying interest at either the prime rate, the Eurodollar rate, or the CD rate, plus a margin which is based on the attainment of certain financial ratios. The effective interest rate at March 31, 1995 and 1994 was 7.88% and 5.38%, respectively, before giving effect to interest rate exchange agreements discussed below. The applicable margins for the respective borrowing rate options have the following ranges:

                     Interest Rate Option            Margin Range
                     --------------------            ------------
                     Prime rate                      3/4% to 2-1/4%
                     Eurodollar rate                 1-3/4% to 3-1/4%
                     CD rate                         1-7/8% to 3-3/8%

     The Senior and Subordinated Agreements contain restrictive covenants regarding additional indebtedness, investments, guarantees, loans, acquisitions, dividends and other distributions, and require the maintenance of certain financial ratios. All ownership interests of the Company have been pledged as security for the outstanding debt under these Agreements. In addition, the Owner has guaranteed up to $23,000 of the outstanding debt through the execution of two assumption agreements.

     The Company has entered into interest rate exchange agreements (the "Swaps") with various banks pursuant to which the interest rate on $75,000 is fixed at a weighted average swap rate of 6.09%, plus the weighted average applicable margin over the Eurodollar rate option under the Senior and Subordinated Agreements. Under the terms of the Swaps, which expire in 1996 through 1998, the Company is exposed to credit loss in the event of nonperformance by the other parties to the Swaps. However, the Company does not anticipate nonperformance by the counterparties.

(4)  Senior Unsecured Subordinated Debt - Series A Notes

          The senior unsecured subordinated Series A notes are payable to Cablevision Industries Corporation ("CVI"), an affiliated company, the Owner and partners. Cash interest payments may be made as permitted under the Senior and Subordinated Agreements at an annual interest rate which cannot exceed the lesser of 10% or the effective interest rate on the senior subordinated bank debt. The interest rate at March 31, 1995 and 1994 was 7.0% and 4.5%, respectively.

(5)  Senior Unsecured Subordinated Debt - Series B Notes

          The senior unsecured subordinated Series B notes are payable to CVI, the Owner and partners. The annual interest rate cannot exceed the lesser of 10% or the effective interest rate on the senior subordinated bank debt. The interest rate at March 31, 1995 and 1994 was 7.0% and 4.5%, respectively. Principal and interest payments cannot be made until all debt outstanding under the Senior and Subordinated Agreements is paid in full. Any debt outstanding is subordinated to debt outstanding under the Senior and Subordinated Agreements.

(6)  Related Party Transactions

          The Company incurred management fees of approximately $1,116 and $1,078 in the three months ended March 31, 1995 and 1994, respectively.

(7)  Commitments and Contingencies

     Recent Regulation

          The Federal Communications Commission (the "FCC") has adopted regulations implementing almost all of the requirements of the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), and it is in the process of completing the remaining rulemaking proceedings. The FCC promulgated regulations governing the rates charged to subscribers for basic service, cable programming service (other than premium, pay-per-view and a la carte services) and equipment, and ordered a freeze on these rates from April 5, 1993 until May 15, 1994.

          The FCC adopted a benchmark methodology as the principal method of regulating basic service and cable programming service rates. Under the FCC's initial regulations, cable operators whose rates are above FCC benchmark levels would be required to reduce those rates to the benchmark level or by up to 10% of the rates in effect on September 30, 1992, whichever reduction was less, adjusted for equipment costs and for inflation and channel modifications occurring subsequent to September 30, 1992. On February 22, 1994, the FCC adopted a rate order which revised its benchmark regulatory scheme. This revision generally requires rate reductions, absent a successful cost-of-service showing, of 17% of September 30, 1992 rates, adjusted for inflation, channel modifications, equipment costs and increases in programming costs. The revised regulations became effective for the Company on July 15, 1994. Rate reductions will not be required if a cable operator can demonstrate that the rates for basic and other regulated programming services are justified and reasonable using FCC interim cost-of-service guidelines. The FCC will consider individual showings to rebut certain presumptions made under these guidelines. The Company cannot predict the ultimate outcome of the FCC's cost-of-service rulemaking.

          Rate increases for existing regulated services will be limited to an inflation-indexed amount plus increases in certain external costs which are beyond the cable operator's control, such as taxes and programming costs. Operators are able to increase rates under the benchmark regulatory scheme for new channels pursuant to an FCC-prescribed formula, which includes a 7.5% mark-up on new programming services. In addition to this formula for calculating the permissible rate for new services, the FCC adopted on November 10, 1994 a three-year flat fee mark-up plan for charges relating to new channels of cable programming services.

          In response to the 1992 Cable Act the Company repackaged certain existing cable services, added new channels, introduced a la carte services and adjusted rates for programming services and equipment. The FCC reviewed the a la carte packages offered in certain of the Cablevision systems to determine whether such packages should be subject to rate regulations and concluded that these a la carte packages qualify as "new product tiers" ("NPTs") which are not subject to rate regulation. Because the a la carte packages offered in the systems reviewed by the FCC are substantially identical to those offered in most of the Company's systems, the Company believes that all of such packages will qualify as NPTs that are not subject to rate regulation. On November 10, 1994, the FCC adopted regulations permitting cable operators to create NPTs that will not be subject to rate regulation upon compliance with certain conditions. Beyond its affect on a la carte service packages as described above, the FCC's NPT decision also provides the Company with additional pricing flexibility by affording the option of offering new services at rates that are not regulated under the FCC's rules.

          The Company continues to develop various strategies to minimize the adverse impact of rate regulations and the other provisions of the 1992 Cable Act on the Company's results of operations. Such strategies to date have included: (i) placing an increased emphasis on developing revenues from sources that are not subject to rate regulation, including advertising, premium programming services, NPT services and pay-per-view programming services; (ii) expanding channel capacity to add new unregulated services; and (iii) charging for certain equipment and installation services previously offered without charge or at discounted prices. In addition, only 31 % of the Company's subscribers are in communities that have sought FCC certification to regulate basic service rates, and the Company has received complaints concerning its cable programming rates in communities representing only approximately 29% of its subscribers. The Company elected to use both benchmark and cost-of-service methodology to justify its rates. The Company decided to use cost-of-service standards only after extensive evaluation and legal analyses by experts in the rate regulation area, and is justifying its regulated rates for approximately 27% of the Company's subscribers using such cost-of-service standards. Having decided to pursue the cost-of-service process, the Company added the resources and availed itself of the expertise needed to support the filings. The Company has reached agreements with local and state regulatory authorities in most of these cost-of-service proceedings regarding the prices that the Company is permitted to charge for basic service. These agreements allow the Company to charge its existing basic rates and to increase such rates under the FCC's "going forward" rules. The Company may not be able to justify its rates in the remaining cost-of-service showings and accordingly has recorded reserves it believes are adequate if the Company is unsuccessful in justifying such rates. No assurances can be given that the Company will be able to develop and successfully implement its other rate regulation strategies in order to minimize the potentially material adverse impact of the FCC's rate regulations on its results of operations. Additionally, the FCC's rate regulations and policies may be subject to further interpretation, clarification and modification by the FCC and the courts.

          The Company believes that the regulation of its industry, including the rates charged for regulated services under present FCC rules and the cable industry's restructuring of rates and services in response to the 1992 Cable Act, remains a matter of interest to Congress, the FCC and other regulatory authorities. Congress is currently considering legislation which would amend the rate regulation provisions of the 1992 Cable Act. Under the proposed legislation, the FCC could only consider a rate for cable programming services to be unreasonable if it substantially exceeds the national average rate for comparable cable programming services. A provision of another bill would eliminate rate regulation of cable programming services within a cable operator's franchise area if a common carrier is authorized to provide video programming directly to subscribers pursuant to a franchise, upon authorization by the FCC to a common carrier to provide video dialtone service or when the FCC has completed all actions necessary to prescribe regulations relating to video platforms. There can be no assurance as to what, if any, future actions such legislative and regulatory authorities may take or the effect thereof on the Company.

     Pending Merger

          On February 6, 1995, CVI entered into an Agreement and Plan of Merger (the "CVI Merger Agreement") with Time Warner Inc. ("Time Warner"), the majority stockholder of CVI and a direct, wholly-owned subsidiary of Time Warner. In connection with the CVI Merger Agreement, two additional merger agreements and a purchase agreement were entered into providing for the acquisition of the Company by Time Warner. The closing of the merger and acquisition transactions with Time Warner is subject to customary conditions for transactions of this type, including certain stockholder and regulatory approvals, as specified in the respective agreements.

(8)  Sale of Certain Cable Assets

          On February 27, 1995, the Company sold certain assets used in providing cable television services in Orange County Florida for a purchase price of $4,856. Approximately 4,800 subscribers were sold as a result of this transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Partners of Cablevision Industries Limited Partnership and Combined Entities:


We have audited the accompanying combined balance sheets of Cablevision Industries Limited Partnership and Combined
Entities (as described in Note 1 to the combined financial statements) as of December 31, 1994 and 1993, and the related combined statements of operations, changes in stockholder's and partners' deficit and cash flows for each of the three years in the period ended December 31, 1994.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Industries Limited Partnership and Combined Entities as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                                        ARTHUR ANDERSEN LLP

Stamford, Connecticut,
March 1, 1995

                                CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                                          AND COMBINED ENTITIES
                                     COMBINED BALANCE SHEETS (NOTE 1)
                                      (All dollar amounts in 000's)

                                                                 December 31,
                                                               ----------------
    ASSETS                                                     1994        1993
    ------                                                     ----        ----

  Cash and cash equivalents (Note 2)                       $   1,455  $  13,894
   Subscriber receivables, net of allowance for doubtful
   accounts of $205 and $190                                   2,854      2,783
  Prepaid expenses and other assets (Note 10)                  3,413      2,541
  Investment in cable television systems (Notes 2
   and 3):
   Inventory and construction in progress                       4,011     2,555
   Property, plant and equipment, at cost                     172,904   164,779
                                                            ---------  ---------
                                                              176,915   167,334
   Less - accumulated depreciation                           (111,476)  (95,437)
                                                            ---------  ---------
                                                               65,439    71,897
   Franchising costs, net of accumulated amortization of
   $30,843 and $36,870                                         20,250    24,717
   Intangible assets, net of accumulated amortization of
   $16,405 and $34,048                                         13,130    17,044
                                                            ---------  --------
  Total investment in cable television systems                 98,819   113,658
                                                            ---------  --------
                                                            $ 106,541  $132,876
                                                            =========  ========

            LIABILITIES AND STOCKHOLDER'S AND PARTNERS' DEFICIT


  Senior bank debt (Note 4)                                 $ 173,420 $ 205,200
  Senior subordinated bank debt (Note 4)                       53,690    55,000
   Senior unsecured subordinated debt - Series A Notes
   (Note 5)                                                       564       282
   Senior unsecured subordinated debt - Series B Notes
   (Note 6)                                                     5,000     5,000
  Accounts payable and accrued expenses                        14,288    12,059
  Subscriber advance payments and deposits                      2,970     2,803
  Management fee payable (Note 7)                               8,565     4,216
  Commitments and contingencies (Note 9)
  Stockholder's and partners' deficit:
   Common stock (Note 11)                                           3        3
   Additional paid-in captial                                  10,053    10,053
   Accumulated deficit                                        (15,640)  (17,913)
   Partners' deficit                                         (146,372) (143,827)
                                                            ---------  ---------
       Total stockholder's and partners' deficit             (151,956) (151,684)
                                                            ---------  ---------
                                                            $ 106,541  $ 132,876
                                                            =========  =========

          The accompanying notes to combined financial statements are an integral part of these balance sheets.

                CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                           AND COMBINED ENTITIES
                COMBINED STATEMENTS OF OPERATIONS (NOTE 1)
                       (All dollar amounts in 000's)




                                                        Year ended December 31,
                                                    -------------------------------
                                                    1994          1993         1992
                                                    ----          ----         ----

 Revenues                                         $ 88,560      $ 84,760     $ 77,921
                                                  --------      --------     --------
 Costs and expenses:
      Service costs                                 26,554        24,979       23,180
      Selling, general and administrative
         expenses                                   16,321        15,427       14,539
      Management fee expense (Note 7)                4,349         4,216        3,895
      Depreciation and amortization (Notes 2
         and 3)                                     25,204        29,697       30,283
                                                  --------      --------     --------
 Operating income                                   16,132        10,441        6,024
                                                  --------      --------     --------
 Interest expense (Notes 2, 4, 5 and 6):
      Bank debt, net                                16,122        16,474       20,416
      Unsecured subordinated debt and other            282           282          668
                                                  --------      --------     --------
                                                    16,404        16,756       21,084
                                                  --------      --------     --------
 Net loss                                         $   (272)     $ (6,315)    $(15,060)
                                                  ========      ========     ========


          The accompanying notes to combined financial statements are an integral part of these statements.

                CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                           AND COMBINED ENTITIES
            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S AND
                        PARTNERS' DEFICIT (NOTE 1)
                       (All dollar amounts in 000's)



                                       Accumulated            Partners'
                                        Deficit               Deficit
                                       -----------           ----------
BALANCE, January 1, 1992                $(20,426)            $(119,939)
   Net income (loss)                         432               (15,492)
                                        --------             ---------

BALANCE, December 31, 1992               (19,994)             (135,431)
   Net income (loss)                       2,081                (8,396)
                                        --------             ---------

BALANCE, December 31, 1993               (17,913)             (143,827)
   Net income (loss)                       2,273                (2,545)
                                        --------             ---------

BALANCE, December 31, 1994              $(15,640)            $(146,372)
                                        ========             =========

                CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                           AND COMBINED ENTITIES
                COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
                       (All dollar amounts in 000's)


                                                         Year Ended December 31,

                                                     1994          1993          1992
                                                     ----          ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                       $   (272)     $ (6,315)     $(15,060)
   Adjustments to reconcile net loss to net
      cash flows from operating activities:
      Depreciation and amortization                 25,204        29,697        30,283
      Net increase (decrease) in subscriber
         receivables, prepaid expenses and
         other assets, accounts payable and
         accrued expenses, subscriber advance
         payments and deposits and management
         fee payable                                 5,802         4,850        (4,310)
                                                  --------      --------      --------
      Net cash flows from operating
         activities                                 30,734        28,232        10,913
                                                  --------      --------      --------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in cable television systems          (10,265)       (6,841)       (7,680)
   Acquisition of cable television system                -             -        (1,000)
                                                  --------      --------      --------
      Net cash flows from investing                (10,265)       (6,841)       (8,680)
         activities                               --------      --------      --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in senior bank debt                          -             -        17,000
   Repayment of senior bank debt                   (31,780)      (10,800)      (16,000)
   Increase in senior subordinated bank debt             -             -        10,000
   Repayment of senior subordinated bank debt       (1,310)            -        (5,000)
   Repayment of other debt                               -             -          (788)
   Increase (decrease) in senior unsecured
      subordinated debt - Series A Notes               282           282        (1,063)
   Decrease in senior unsecured subordinated
      debt - Series B Notes                              -             -        (4,000)
   Other                                              (100)         (110)         (200)
                                                  --------      --------      --------
      Net cash flows from financing activities     (32,908)      (10,628)          (51)
                                                  --------      --------      --------
      Net (decrease) increase in cash              (12,439)       10,763         2,182
 CASH AND CASH EQUIVALENTS, beginning of year       13,894         3,131           949
                                                  --------      --------      --------
 CASH AND CASH EQUIVALENTS, end of year           $  1,455      $ 13,894      $  3,131
                                                  ========      ========      ========
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
      Interest on bank debt (net of amount
          capitalized)                             $ 15,975      $ 16,098      $ 22,100

          The accompanying notes to combined financial statements are an integral part of these statements.

              CABLEVISION INDUSTRIES LIMITED PARTNERSHIP
                        AND COMBINED ENTITIES
                NOTES TO COMBINED FINANCIAL STATEMENTS
                    (All dollar amounts in 000's)

(1)      Basis of Preparation of Combined Financial Statements

         The accompanying combined financial statements include the accounts of Cablevision Industries Limited Partnership ("CILP"), Cablevision Industries of Tennessee L.P. ("TLP"), Cablevision Industries of Florida, Inc. ("CIF"), Cablevision Industries of Middle Florida, Inc. ("CIMF"), Cablevision of Fairhaven/Acushnet ("CFA"), a partnership, and Cablevision Industries of Saratoga Associates ("CISA"), a partnership, collectively referred to as the "Company." All of the stock and partnerships' interest of the Company are owned directly or indirectly by one individual (the "Owner"). The accompanying combined financial statements have been prepared to comply with the terms of bank credit agreements referred to in Note 4. All significant intercompany accounts and transactions related to these entities have been eliminated in the combined financial statements.

(2)      Significant Accounting Policies

         Cash equivalents

         Cash equivalents consist of short-term investments with original maturities less than or equal to three months.

         Property, plant and equipment

         Property, plant and equipment is recorded at purchased and capitalized cost. Capitalized costs principally consist of employee costs and interest on funds borrowed during construction. Capitalized labor amounted to approximately $1,252, $1,076 and $1,077 in 1994, 1993 and
1992, respectively. Capitalized interest amounted to approximately $237, $190 and $276 in 1994, 1993 and 1992, respectively. Cable systems' materials and supplies of approximately $3,059 and $2,366 at December 31, 1994 and 1993, respectively, are stated at the lower of cost or market and are included in inventory and construction in progress. Repairs and maintenance are charged to operations, and replacements, renewals and additions are capitalized. At the time of retirements, sales or other dispositions of property, the original cost and related accumulated depreciation are written off.

         Franchising costs

         Franchising costs include the assigned fair value of the franchises from purchased cable television systems and the costs of original franchise applications which are deferred until the franchise has been granted, at which time such costs are amortized. All costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise were unsuccessful. Franchising costs are amortized on a straight line basis over the lives of the current franchises, which range from five to thirty years.

         Intangible assets

         Intangible assets include goodwill, which is being amortized over fifteen years, and subscriber lists, which are being amortized over four years, the estimated average period that a subscriber is expected to remain connected to one of the Company's cable television systems.

         Income taxes

         Since CILP, TLP, CISA and CFA are partnerships, and CIF and CIMF are S Corporations, they are not subject to federal income taxes and no provision for income taxes relating to their operations has been reflected in the accompanying combined financial statements. The partners and stockholders of the applicable entities are required to report their share of income or loss in their respective income tax returns.

(3)      Investment in Property, Plant and Equipment

         As of December 31, 1994 and 1993, property, plant and equipment consisted of:

                                              1994                 1993
                                              ----                 ----
         Land                               $    832            $    832
         Buildings and leasehold
           improvements                        3,218               3,036
         Cable systems, equipment
           and subscriber devices            162,564             154,736
         Vehicles                              3,908               3,838
         Furniture, fixtures and
           office equipment                    2,382               2,337
                                             -------             -------
                                            $172,904            $164,779
                                             =======             =======

          Depreciation is calculated on a straight line basis over the following useful lives:

         Buildings                        45 years
         Leasehold improvements           Life of respective lease
         Cable systems, equipment
           and subscriber devices         5 to 10 years
         Vehicles                         5 years
         Furniture, fixtures and
           office equipment               5 to 10 years

     (4) Bank Debt

     (a) The Company had $173,420 and $205,200 outstanding at December 31, 1994 and 1993, respectively, under a senior credit agreement (the "Senior Agreement") with a group of banks. The outstanding loans on December 31, 1994 are being repaid in 18 remaining consecutive quarterly installments, ranging from 2.75% to 6.0% of the principal outstanding on December 31, 1992. The Senior Agreement also provides for mandatory prepayments from excess cash flow, as defined. The Company made an optional prepayment of $11,880 in 1994. The Company does not expect to make a mandatory prepayment in 1995.

          The Company has the option of paying interest at the prime rate, the Eurodollar rate, or the CD rate, plus a margin which is based on the attainment of certain financial ratios. The effective interest rate at December 31, 1994 and 1993 was 6.67% and 4.37%, respectively, before giving effect to interest rate exchange agreements discussed below. The applicable margins for the respective borrowing rate options have the following ranges:

              Interest Rate Option                     Margin Range
              --------------------                     ------------
              Prime rate                               0% to 5/8%
              Eurodollar rate                          3/4% to 1- 1/2%
              CD rate                                  7/8% to 1-5/8%

     (b) The Company had $53,690 and $55,000 outstanding at December 31, 1994 and 1993, respectively, under a subordinated credit agreement (the "Subordinated

          Agreement") with a group of banks. The outstanding loans on December 31, 1994 will be repaid in 22 consecutive quarterly installments ranging from 1.25% to 10.0% of the principal, with the first installment due on March 31, 1995. The Subordinated Agreement also provides for mandatory prepayments from excess cash flow, as defined. The Company does not expect to make a mandatory prepayment in 1995.

          The Company has the option of paying interest at either the prime rate, the Eurodollar rate, or the CD rate, plus a margin which is based on the attainment of certain financial ratios. The effective interest rate at December 31, 1994 and 1993 was 7.68% and 5.25%, respectively, before giving effect to interest rate exchange agreements discussed below. The applicable margins for the respective borrowing rate options have the following ranges:

             Interest Rate Option                        Margin Range
             --------------------                        ---------------
             Prime rate                                  3/4% to 2-1/4%
             Eurodollar rate                             1-3/4% to 3-1/4%
             CD rate                                     1-7/8% to 3-3/8%

The Senior and Subordinated Agreements contain restrictive covenants regarding additional indebtedness, investments, guarantees, loans, acquisitions, dividends and other distributions, and require the maintenance of certain financial ratios. All ownership interests of the Company have been pledged as security for the outstanding debt under these Agreements. In addition, the Owner has guaranteed up to $23,000 of the outstanding debt through the execution of two assumption agreements.

The stated maturities of all debt outstanding as of December 31, 1994, other than the senior unsecured subordinated debt, are as follows:

               1995                              $ 14,630
               1996                                35,740
               1997                                47,130
               1998                                62,840
               1999                                57,080
               Thereafter                           9,690
                                                 --------
                                                 $227,110
                                                 ========

The Company has entered into interest rate exchange agreements (the "Swaps") with various banks pursuant to which the interest rate on $135,000 is fixed at a weighted average swap rate of 6.32%, plus the weighted average applicable margin over the Eurodollar rate option under the Senior and Subordinated Agreements. Under the terms of the Swaps, which expire in 1995 through 1998, the Company is exposed to credit loss in the event of nonperformance by the other parties to the Swaps. However, the Company does not anticipate nonperformance by the counterparties.

(5)      Senior Unsecured Subordinated Debt - Series A Notes

          The senior unsecured subordinated Series A notes are payable to Cablevision Industries Corporation ("CVI"), an affiliated company, the Owner and partners. Cash interest payments may be made as permitted under the Senior and Subordinated Agreements at an annual interest rate which cannot exceed the lesser of 10% or the effective interest rate on the senior subordinated bank debt. The interest rate at December 31, 1994 and 1993 was 4.5%.

(6)      Senior Unsecured Subordinated Debt - Series B Notes

          The senior unsecured subordinated Series B notes are payable to CVI, the Owner and partners. The annual interest rate cannot exceed the lesser of 10% or the effective interest rate on the senior subordinated bank debt. The interest rate at December 31, 1994 and 1993 was 4.5%. Principal and interest payments cannot be made until all debt outstanding under the Senior and Subordinated Agreements is paid in full. Any debt outstanding is subordinated to debt outstanding under the Senior and Subordinated Agreements.

(7)      Related Party Transactions

          The Company incurred management fees of approximately $4,349, $4,216 and $3,895 in 1994, 1993 and 1992, respectively, for management services provided by CVI.

          Net transfers in of approximately $35 and $194 of certain construction inventory and converters were made, at cost, between the Company and CVI in 1994 and 1993, respectively.

(8)      Profit Sharing Plan

          Substantially all of the employees of the Company are eligible to participate in a profit sharing plan of an affiliate. The plan provides that the Company may contribute, at the discretion of the affiliate's board of directors, an amount up to 15% of compensation for all eligible participants out of its accumulated earnings and profits, as defined. Profit sharing expense amounted to approximately $311, $326 and $277 in 1994, 1993 and 1992, respectively.

(9)      Commitments and Contingencies

          Under various lease and rental agreements for offices, warehouses and computer terminals, the Company had rental expense of approximately $347, $354 and $358 in 1994, 1993 and 1992, respectively. Future minimum annual rental payments under noncancellable leases are as follows:

                1995                                    $206
                1996                                     124
                1997                                      17
                1998                                      15
                1999                                      15


          In addition, the Company rents utility poles in its operations generally under short-term arrangements, but the Company expects these arrangements to recur. Total rental expense for utility poles was approximately $896, $859 and $790 in 1994, 1993 and 1992, respectively.

         Recent Regulation

          The Federal Communications Commission (the "FCC") has adopted regulations implementing almost all of the requirements of the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), and it is in the process of completing the remaining rulemaking proceedings. On April 1, 1993, the FCC adopted regulations, effective September 1, 1993, governing the rates charged to subscribers for basic service, cable programming service (other than premium, pay-per-view and a la carte services) and equipment, and ordered a freeze on these rates from April 5, 1993 until May 15, 1994.

          The FCC adopted a benchmark methodology as the principal method of regulating basic service and cable programming service rates. Cable operators with rates above the allowable level under the FCC's benchmark methodology may justify such rates using cost-of-service principles. Local franchising authorities may not elect cost-of-service as their primary form of rate regulation but must apply the FCC benchmark rules unless the operator justifies its basic rates on a cost-of-service basis. Under the FCC's initial regulations, in order to avoid refund liability, cable operators whose rates are above FCC benchmark levels would be required, absent a successful cost-of-service showing, to reduce those rates to the benchmark level or by up to 10% of the rates in effect on September 30, 1992, whichever reduction was less, adjusted for inflation and channel modifications occurring subsequent to September 30, 1992, and equipment costs. Refund liability for basic service rates is limited to a one-year period, initially calculated from the effective date of the FCC's initial rate regulations. Refund liability for cable programming service rates is calculated from the date a complaint is filed with the FCC until the refund is implemented. A complaint alleging an unreasonable rate for a cable programming service in effect on September 1, 1993 must have been filed by February 28, 1994. After that date, a complaint regarding a rate increase for a cable programming service must be filed with the FCC within 45 days from the date that the complainant receives the bill for such service.

          On February 22, 1994, the FCC adopted several rate orders, including an order which revised its benchmark regulatory scheme. This revision generally requires rate reductions, absent a successful cost-of-service showing, of 17% of September 30, 1992 rates, adjusted for inflation, channel modifications, equipment costs, and increases in programming costs. The revised regulations became effective on May 15, 1994, but operators were permitted to elect to defer rate reductions until July 14, 1994, if there were no changes in their rates or if there were no restructuring of service offerings between May 15 and July 14. The Company, like most operators, elected to defer such rate reductions until July 14, 1994. The FCC also announced its intention to investigate the rates for cable systems whose rates are substantially above the permitted benchmark levels.

          Rate reductions will not be required if a cable operator can demonstrate that the rates for basic and other regulated programming services are justified and reasonable using cost-of-service guidelines. On February 22, 1994, the FCC adopted interim cost-of-service standards and regulations. As part of these standards, the FCC established an interim industry-wide 11.25% rate of return. The FCC requested comments on whether this standard and other interim cost-of-service standards should be made permanent. The FCC also established a rebuttable presumption that purchase price adjustments above a system's original book value should be excluded from the rate base. However, the FCC will consider individual showings to rebut this presumption. The FCC indicated that the cable system rate base will include, among other factors, plant in service, specified intangibles and certain permitted operating expenses and that it would establish a uniform system of accounts and rules to govern affiliate transactions for operators choosing a cost-of-service showing. The FCC will also consider the need for special rate relief if an operator demonstrates that the rates set by a cost-of-service proceeding would constitute confiscation of investment and that, absent a higher rate, the credit necessary to operate and to attract investment could not be maintained. The Company cannot predict the ultimate outcome of the FCC's cost-of-service rulemaking.

          Beginning in September 1993, the Company repackaged certain existing cable services, added new channels, introduced a la carte services and adjusted rates for programming services and equipment. In February 1994, the FCC announced that it would revise its treatment of a la carte programming offerings (which the FCC previously had indicated would not be subject to rate regulation) by applying various criteria, on a case-by-case basis, to determine whether a cable operator's a la carte packages should be subject to rate regulation. The FCC stated that if an operator was found to have bundled channels as an a la carte package to evade rate regulations, the FCC could impose forfeitures or other sanctions. In November 1994, as part of its decision relating to "new product tiers" or "NPTs" (discussed below), the FCC again modified its policy regarding packages of a la carte services by ruling that such packages would now be subject to rate regulation by the FCC. However, because of the uncertainties created by the FCC's shifting a la carte package guidelines, the FCC stated that it would allow cable operators (such as the Company) that had implemented a la carte service packages under the FCC's prior rate regulations to treat such previously offered a la carte packages as NPTs, which would not be subject to rate regulation unless the FCC found that such packages were implemented to evade rate regulations. The FCC reviewed the a la carte packages offered in certain of CVI's systems and concluded that such packages qualify as NPTs that will not be subject to rate regulation. Because the a la carte packages offered in the systems reviewed by the FCC are substantially identical to those offered in the Company's systems, the Company believes that all of such packages will qualify as NPTs that are not subject to rate regulation.

          On November 10, 1994, the FCC adopted regulations permitting cable operators to create NPTs that will not be subject to rate regulation upon compliance with certain conditions. Operators will be able to price these tiers as they elect so long as, among other conditions, other channels that are subject to rate regulation are priced in conformity with applicable regulations and operators do not remove programming services from existing service tiers and offer them on the NPT. Beyond its effect on a la carte service packages as described above, the FCC's NPT decision also provides the Company with additional pricing flexibility by affording the option of offering new services at rates that are not regulated under the FCC's rules.

          Rate increases for existing regulated services will be limited to an inflation-indexed amount plus increases in certain external costs which are beyond the cable operator's control, such as taxes and programming costs. Operators are able to increase rates under the benchmark regulatory scheme for new channels pursuant to an FCC-prescribed formula, which includes a 7.5% mark-up on new programming services. On November 10, 1994, the FCC announced a revision to its regulations governing the manner in which cable operators may charge subscribers for new cable programming services. In addition to the present formula for calculating the permissible rate for new services, the FCC instituted a three-year flat fee mark-up plan for charges relating to new channels of cable programming services. Commencing on January 1, 1995, operators may charge for new channels of cable programming services added after May 14, 1994 at a rate of up to 20 cents per channel, but may not make adjustments to monthly rates totalling more than $1.20 plus an additional 30 cents for programming license fees per subscriber over the first two years of the three-year period for these new services. Operators may charge an additional 20 cents in the third year only for channels added in that year plus the costs for the programming. Operators electing to use the 20 cent per channel adjustment may not also take a 7.5% mark-up on programming cost increases. In connection with its November 10, 1994 revision to these regulations governing the manner in which cable operators may charge subscribers for new programming services, the FCC has proposed to eliminate the 7.5% mark-up on new programming services.

          The Company continues to develop various strategies to minimize the adverse impact of rate regulations and the other provisions of the 1992 Cable Act on the Company's results of operations. Such strategies to date have included: (i) placing an increased emphasis on developing revenues from sources that are not subject to rate regulation, including advertising, premium programming services, a la carte programming services and pay-per-view programming services; (ii) expanding channel capacity to add new unregulated services; and (iii) charging for certain equipment and installation services previously offered without charge or at discounted prices. In addition, only 36% of the Company's subscribers are in communities that have sought FCC certification to regulate basic service rates, and the Company has received complaints concerning its cable programming rates in communities representing only approximately 34% of its subscribers. In September 1993, the Company used the FCC's benchmark methodology in setting its rates. In response to the FCC's revisions to its benchmark methodology requiring further rate reductions effective July 14, 1994, the Company elected to use both benchmark and cost-of-service methodology to justify its rates. The Company decided to use cost-of-service standards only after extensive evaluation and legal analyses by experts in the rate regulation area, and is justifying its regulated rates for approximately 27% of the Company's subscribers using such cost-of-service standards. Having decided to pursue the cost-of-service process, the Company has added the resources and availed itself of the expertise needed to support the filings. The Company has reached agreements with local and state regulatory authorities for basic service tier cost-of-service proceedings. These agreements allow the Company to charge its existing basic rates and to increase such rates under the FCC's "going forward" rules. The Company may not be able to successfully justify its rates in the cable programming service tier cost-of-service showings and accordingly has recorded reserves it believes are adequate, if unsuccessful. No assurances can be given that the Company will be able to develop and successfully implement its rate regulation strategies in order to minimize the potentially material adverse impact of the FCC's rate regulations on its results of operations. Additionally, the FCC's rate regulations and policies may be subject to further interpretation, clarification and modification by the FCC and the courts, and such administrative and/or judicial actions may require the Company to make further reductions to its regulated service rates.

          The 1984 Cable Act codified the FCC's cross-ownership regulations, which prohibit local exchange telephone companies ("LECs"), including the Regional Bell Operating Companies ("RBOCs"), from providing video programming directly to subscribers within their local exchange telephone service areas, except in rural areas or by specific waiver of FCC rules. This federal cross-ownership rule has been particularly important to the cable industry because these telephone companies already own certain facilities needed for cable television operation, such as poles, ducts and associated rights-of-way. Several federal district courts have struck down the 1984 Cable Act's telco cross-ownership provision as facially invalid and inconsistent with the First Amendment. The U.S. Courts of Appeals for the Fourth and the Ninth Circuits have upheld the appeals of two of these district court decisions, and the U.S. Justice Department is expected to request the U.S. Supreme Court to review these two decisions. Even in the absence of changes in the cross-ownership restrictions, the expansion of telephone companies' fiber optic systems and recent changes in FCC policies may facilitate competition between other video service providers and cable systems. In anticipation of this development, the Company and the cable industry generally have been rebuilding and upgrading its cable plant to create advanced fiber optic and coaxial networks, which will serve as the infrastructure for the provision of expanded video services and wire and wireless telephony services. The Company and the cable industry believe that their fiber optic networks will position them to provide new services as they become available and to compete with the telephone companies.

          Legislation is expected to be considered by Congress that would permit the local exchange telephone companies to provide cable television service within their own local service areas. The legislation would also enable cable television companies and others to offer telephone services by eliminating state and local barriers to entry.

(10)     Prepaid Expenses and Other Assets

          As of December 31, 1994 and 1993, prepaid expenses and other assets include a $1,000 noninterest bearing deposit held by the City of Dearborn, Michigan.

(11)     Common Stock

          As of December 31, 1994 and 1993, common stock of the corporations combined in these financial statements consisted of:

                                                 CIMF              CIF

          Par value                             None              None
          Authorized shares                     60                60
          Issued shares                         20                60
          Outstanding shares                    20                60


(12)     Subsequent Event

          On February 6, 1995, CVI entered into an Agreement and Plan of Merger (the "CVI Merger Agreement") with Time Warner Inc. ("Time Warner"), the majority stockholder of CVI and a direct wholly-owned subsidiary of Time Warner. In connection with the CVI Merger Agreement, two additional merger agreements and a purchase agreement were entered into providing for the acquisition of the Company by Time Warner. The closing of the merger and acquisition transactions with Time Warner is subject to customary conditions for transactions of this type, including certain stockholder and regulatory approvals, as specified in the respective agreements.